EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2018 SECOND QUARTER RESULTS
Company Delivers Solid Financial Performance Following Q1 Lows, Q3 Expected To Be Comparable to Q2

LIVERMORE, Calif. — August 1, 2018 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2018 ended June 30, 2018. Quarterly revenues were $135.5 million, up 14.6% from $118.3 million reported in the first quarter of fiscal 2018, and down 5.9% from $144.0 million reported in the second quarter of fiscal 2017.

•	Quarterly revenue exceeded mid-point of the outlook range, reflecting stronger demand across each of our businesses

•	Non-GAAP gross margins and EPS were above the outlook range, resulting from favorable product mix and good operational execution

Mike Slessor, CEO of FormFactor, Inc. said, “In the second quarter of 2018, FormFactor again demonstrated the resilience of its diversified business model by delivering solid revenue growth. We benefited from a product mix biased towards our differentiated high-end products, driven primarily by growth in advanced packaging applications. Coupled with solid execution by our operations teams, this favorable mix produced gross margins near the levels of our target financial model, and, with good expense control, produced earnings per share above the high end of our outlook range.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2018 was $9.1 million, or $0.12 per fully-diluted share, compared to net income for the first quarter of fiscal 2018 of $2.1 million, or $0.03 per fully-diluted share, and net income for the second quarter of fiscal 2017 of $17.6 million, or $0.24 per fully-diluted share. We reported second quarter gross margin of 41.5%, compared with 38.2% in the first quarter of 2018, and 42.9% in the second quarter of 2017.

On a non-GAAP basis, net income for the second quarter of fiscal 2018 was $20.4 million, or $0.27 per fully-diluted share, compared to net income for the first quarter of fiscal 2018 of $12.7 million, or $0.17 per fully-diluted share, and net income for the second quarter of fiscal 2017 of $29.2 million, or $0.40 per fully-diluted share. We reported second quarter non-GAAP gross margin of 45.9%, compared with 43.3% in the first quarter of 2018, and 47.6% in the second quarter of 2017.

A reconciliation of GAAP to non-GAAP net income and net income per fully-diluted share, and GAAP to non-GAAP gross margin, is provided in the schedules included below.

Free cash flow for the second quarter of fiscal 2018 was $16.8 million, compared to free cash flow for the first quarter of 2018 of $6.3 million, and free cash flow for the second quarter of 2017 of $21.2 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Looking ahead, we anticipate demand for our products in the third quarter to be similar to the second quarter. Although we expect slightly less favorable product mix, we anticipate delivering comparable revenue and profitability performance.”

For the third quarter ending on September 29, 2018, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$130 million to $138 million	—	$130 million to $138 million
Gross margin	37% to 40%	$6 million	42% to 45%
Net income per diluted share	$0.07 to $0.13	$0.13	$0.20 to $0.26

*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation and amortization of intangibles.

We posted our revenue breakdown by region and market segment on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 3, 2018, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 1545888.  Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 30, 2018 and for outlook provided before, as well as for the comparable periods of fiscal 2017, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenues	$135,509	$143,976	$253,799	$272,805
Cost of revenues	79,291	82,209	152,452	163,467
Gross profit	56,218	61,767	101,347	109,338
Operating expenses:
Research and development	19,675	18,542	37,721	35,956
Selling, general and administrative	25,232	23,602	48,681	46,431
Restructuring and impairment charges	—	44	—	313
Total operating expenses	44,907	42,188	86,402	82,700
Operating income	11,311	19,579	14,945	26,638
Interest income	326	93	583	160
Interest expense	(910)	(1,162)	(1,877)	(2,337)
Other income (expense), net	50	107	(462)	(292)
Income before income taxes	10,777	18,617	13,189	24,169
Provision for income taxes	1,654	1,040	1,941	1,407
Net income	$9,123	$17,577	$11,248	$22,762
Net income per share:
Basic	$0.12	$0.24	$0.15	$0.32
Diluted	$0.12	$0.24	$0.15	$0.31
Weighted-average number of shares used in per share calculations:
Basic	73,157	72,200	72,991	71,821
Diluted	74,533	73,539	74,427	73,185

FORMFACTOR, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP net income	$9,123	$17,577	$11,248	$22,762
Adjustments:
Stock-based compensation	4,128	3,390	7,884	6,692
Restructuring and impairment charges, net	—	44	—	313
Acquisition and integration related expenses	—	419	—	1,007
Amortization of intangibles	7,170	7,934	14,364	16,474
Contingencies	—	—	—	(206)
Income tax effect of non-GAAP adjustments	3	(130)	(422)	(557)
Non-GAAP net income	$20,424	$29,234	$33,074	$46,485

Non-GAAP net income per share:
Basic	$0.28	$0.40	$0.45	$0.65
Diluted	$0.27	$0.40	$0.44	$0.64

Weighted-average number of shares used in per share calculations:
Basic	73,157	72,200	72,991	71,821
Diluted	74,533	73,539	74,427	73,185

FORMFACTOR, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018		July 1, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$56,218	41.5%	$61,767	42.9%
Adjustments:
Amortization of intangibles	5,138	3.8%	5,903	4.1%
Stock-based compensation	813	0.6%	792	0.6%
Non-GAAP Gross Profit/Margin	$62,169	45.9%	$68,462	47.6%

	Six Months Ended
	June 30, 2018		July 1, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$101,347	39.9%	$109,338	40.1%
Adjustments:
Amortization of intangibles	10,295	4.1%	12,418	4.6%
Stock-based compensation	1,733	0.7%	1,646	0.6%
Contingencies	$—	—%	(30)	—%
Non-GAAP Gross Profit/Margin	$113,375	44.7%	$123,372	45.2%

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net cash provided by operating activities	$20,736	$24,478	$30,058	$42,281
Adjustments:
Cash paid for interest	791	994	1,617	2,010
Capital expenditures	(4,714)	(4,294)	(8,545)	(7,759)
Free cash flow	$16,813	$21,178	$23,130	$36,532

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$95,624	$91,184
Marketable securities	47,275	48,988
Accounts receivable, net of allowance for doubtful accounts of $200 and $200	84,779	81,515
Inventories, net	76,379	67,848
Restricted cash	116	372
Refundable income taxes	1,328	2,242
Prepaid expenses and other current assets	18,822	13,705
Total current assets	324,323	305,854
Restricted cash	1,075	1,170
Property, plant and equipment, net of accumulated depreciation of $257,365 and $255,755	49,161	46,754
Goodwill	189,531	189,920
Intangibles, net	82,861	97,484
Deferred tax assets	3,067	3,133
Other assets	1,203	2,259
Total assets	$651,221	$646,574
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,054	$35,046
Accrued liabilities	29,860	33,694
Current portion of term loan, net of unamortized issuance cost of $231and $307	33,519	18,443
Deferred revenue	4,927	4,978
Total current liabilities	110,360	92,161
Term loan, less current portion, net of unamortized issuance cost of $113 and $272	51,137	87,228
Deferred tax liabilities	3,312	3,379
Deferred rent and other liabilities	7,744	5,169
Total liabilities	172,553	187,937

Stockholders’ equity:
Common stock and capital in excess of par value	853,352	843,189
Accumulated other comprehensive income	1,691	3,021
Accumulated deficit	(376,375)	(387,573)
Total stockholders’ equity	478,668	458,637
Total liabilities and stockholders’ equity	$651,221	$646,574

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, and non-GAAP gross margin, by adjusting GAAP net income, GAAP earnings per fully-diluted share, and GAAP gross margin to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” "Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin," and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F